Exhibit 99.2

General Cannabis Taps Industry Leader Joe Hodas for COO Role in Preparation

for Growth in Multiple Markets

With Over 20 Years of Brand and Corporate Leadership Experience, Hodas Will Propel General Cannabis

By Fine-tuning Operations and Identifying New Investments, Trends

DENVER, Colorado (February 21, 2018) — General Cannabis Corp. (OTCQB: CANN), the comprehensive resource for the highest quality service providers available to the regulated cannabis industry, has hired cannabis industry veteran Joe Hodas as Chief Operating Officer (COO).  Leveraging his recent experience in helping drive Dixie Brands, Inc.’s national expansion efforts across multiple states and brand lines, Hodas will be responsible for driving revenue and efficiency across all of General Cannabis’ (GC) existing lines of business, including: Iron Protection Group (security and cash transportation services); Chiefton (apparel and marketing consulting); and Next Big Crop (operations consulting and products), as well as General Cannabis’ corporate infrastructure.

The COO role is new for GC, and indicative of the Company’s focus on future growth.

“General Cannabis’ plans to expand into new markets was something that drew me to the Company initially,” Hodas said of joining the Denver-based consortium. “I’m eager to transfer my experience with cannabis brands into operations work to help the Company’s new and established clients achieve much easier success and scalable growth in this highly regulated market.”

One of Hodas’ areas of value within the cannabis space is an extensive network of contacts with emerging and mature operations throughout multiple states. In his new role, Hodas will help identify trends and investment opportunities to continue to grow GC’s portfolio of synergistic brands and services. Additionally, Hodas will help drive greater efficiency and profitability within GC’s existing business lines, which have already seen year-over-year revenue increases of 27%.

“General Cannabis is fully intent on becoming not only a strategic hub of growth and innovation for the industry, but also a partner of choice on a national level,” said Michael Feinsod, Chairman of General Cannabis. “I have known Joe for the better part of his cannabis industry career, and I am confident that with his leadership and experience, both within the industry and outside of the industry, he will help us achieve those goals in a relatively short period of time.  General Cannabis is poised for significant expansion across our existing product lines and well-positioned to expand our portfolio of entrepreneurial cannabis subsidiaries.”

During his time with Dixie Brands, Inc., as Chief Marketing Officer, Hodas drove development of several new brands which were launched nationally (Therabis and Aceso), and helped Dixie expand from one state to five, supporting its position as one of the most well-known brands in cannabis.  He immediately followed his Dixie tenure with a series of high-profile consulting engagements with a number of emerging cannabis brands including GoFire, MedPharm Holdings and Cannbrand. Before his cannabis career, Hodas served as Executive Vice President of Channels for Colorado marketing and advertising agency Vladimir Jones. In that role, he managed a team of about 20 employees focused on all areas of paid, owned and earned media, while also helping grow the Company’s overall revenue. In addition, Hodas has served in various leadership roles for well-regarded brands such as Smashburger, Quiznos and Frontier Airlines. Joe earned a Master of Sciences in PR/Marketing from University of Denver. He holds a Bachelor of Arts from The University of Texas at Austin.

“With California legalization in its infancy, and grassroots momentum throughout the country for medical or adult-use cannabis, we are eager and ready to prepare for the significant growth curve ahead,” said Robert Frichtel, CEO of General Cannabis. “The team we have in place already is phenomenal and they have driven great success for the Company.  However, as we prepare for both the opportunities we know will become available, as well as executing on a purpose-driven strategic growth plan—adding executive experience becomes crucial. Joe’s background, and his reputation within the industry, will undoubtedly help us prepare for that growth.  I am excited to welcome him to the team.”

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About General Cannabis Corp.

General Cannabis Corp. is the comprehensive national resource for the highest-quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, marketing, operational consulting and products, real estate and financing. As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Forward-looking Statements

This release contains forward-looking statements that relate to future events or General Cannabis’ future performance or financial condition. Such statements include statements regarding General Cannabis’ plans to expand into new markets; statements regarding Mr. Hodas’ plans to help the Company’s new and established clients achieve much easier success and scalable growth in the Company’s highly regulated market; statements regarding Mr. Hodas helping to identify trends and investment opportunities to continue to grow the Company’s portfolio of synergistic brands and services; statements regarding Mr. Hodas helping to drive greater efficiency and profitability within the Company’s existing business lines; statements regarding the Company’s intent on becoming not only a strategic hub of growth and innovation for the industry, but also a partner of choice on a national level; statements regarding Mr. Hodas helping the Company achieve the foregoing goals in a relatively short period of time; statements regarding the Company being poised for significant expansion across its existing product lines and well-positioned to expand its portfolio of entrepreneurial cannabis subsidiaries; statements regarding the Company being eager and ready to prepare for the significant growth curve ahead; and statements regarding Mr. Hodas helping the Company prepare for such growth.

Any statements that are not statements of historical fact, such as the statements above and including statements containing the words “plans,” “anticipates,” “expects” and similar expressions, should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as result of a number of factors, including those described from time to time in General Cannabis’ filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

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